Exhibit (e)(i)

Customer Service Office 3900 Burgess Place Bethlehem, PA 18017

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA

(Please check appropriate company. In this application, “the Company” is the insurer checked above.)

APPLICATION FOR LIFE INSURANCE

Part 1

Please print	(Page 1 of 7)

1.	Proposed Insured Information

a.	First Name			MI	Last Name

b.	Social Security #			c.	Sex Male Female

d.	Date of Birth (mm/dd/yyyy)			e.	Place of Birth

f.	Are you a U.S. citizen?	Yes	No	g.	Marital Status

	If no, give:				Visa Type	Married Single Separated

					Visa Duration	Widowed Divorced

Other

h.	Address

City	State	Zip

i.	How long at this address?

j. Home phone	k. e-mail address

l.	If less than 2 years at current address, please furnish previous address:

Address
City	State	Zip

m.	Telephone Interview – if more information is needed, a representative may call you. Show the most convenient place and range of times for such a call weekdays between the hours of 9:00 a.m. and 9:00 p.m.

Home	Business	Other – Phone	Times	a.m.	p.m.

2.	Employment Information

a.	Name of Employer

b.	Address

City	State	Zip
Business Phone	Business Web Site

c.	If address is P.O. Box, include street address as well:

Address
City	State	Zip

d. Occupation	e. Job Title

f.	Nature of Business

g.	How many years employed? (If less than 2 years please furnish previous employer below)

h.	Former Employer

Address
City	State	Zip

i. Occupation	j. Job Title

k.	Nature of Business

Application For Life Insurance - Part 1 (continued)	(Page 2 of 7)

3.	Owner Information

(Complete only if the proposed insured is NOT to be the policyowner)

a.	Owner name (First, MI, Last) or name of trust, company or other owner:

b.	Social Security No./Tax ID No. c. Relationship to proposed insured

d.	Street Address

e.	Telephone Number

f.	Tax Qualified Plan? Yes No

g.	Complete if Policy is Trust Owned:

Date of Trust

Complete Names of Authorized Trustees

4.	Beneficiary Information

Print full name and relationship to Proposed Insured. (Unless otherwise indicated, all Primary Beneficiaries who survive the Insured shall share equally. If no Primary Beneficiary survives the Insured, benefits will be paid in equal shares to the Contingent Beneficiaries, etc., if surviving the Insured, unless otherwise specified).

a.	Primary Beneficiary

b.	Contingent Beneficiary

c.	Tertiary Beneficiary

5.	Purpose of Insurance

Please describe the purpose of the proposed insurance (check one or more of the following, or describe in “Other”):

Buy-Sell	Deferred Compensation	Charitable Planning	Family Income	Mortgage

Key Person	Split Dollar	Estate Planning	Retirement	Spouse/Child Insurance

Executive Bonus	Collateral for Debt	Wealth Accumulation	Education	Other

6.	Financial Information

Personal Finances (This section applies to the proposed insured. If this policy is business owned, please also complete the Business Finances section below.)

a. Total Assets $	b. Total Liabilities $	c. Net Worth $

d. Earned Income $	e. Unearned Income (if in excess of $10,000) $

Business Finances (Complete if policy is business owned)

f.	Type of Business (Check One): Limited Liability Co. Sole Proprietor Partnership S Corp

  C Corp                     Other

g. Total Assets $	h. Total Liabilities $	i. Net Worth $

j.	Net Profit After Taxes for past Two Years: Last Year $ Previous Year $

k.	How long has the business been established?

l.	What is the nature of the business?

m.	What percentage of the business is owned by the proposed insured?

n.	Is there business insurance applied for or in force on other key members of this firm? Yes No

If “yes”, please provide details:

Application For Life Insurance - Part 1 (continued)	(Page 3 of 7)

7.	Proposed Insurance

a. Plan of Insurance	Base Policy Face Amount $

b.	Riders

Traditional Life/Term Riders (Note: Option Q and R riders are elected in the Dividends Section)

Accidental Death Benefit (ADB)	ADB Face Amount: $
Waiver of Premium (WP)	Initial Period Waiver of Premium (For LifeSpan only)
Scheduled/Unscheduled Paid-Up Additions (EPUA) Rider	Unscheduled Only Paid-Up Additions (EPUA) Rider

•	If a Scheduled PUA Payment is desired, indicate annual amount $

•	If an Initial PUA Payment is to be made, indicate amount (not including first Scheduled payment) $

•	If Waiver of Specified Amount benefit is requested, indicate annual Specified Amount $ ___________

Guaranteed Purchase Option (GIO)/Whole Life Purchase         Option Option Amount: $

Accelerated Benefit Rider (EABR/ABR) (please complete required disclosure form)

10 Year Annually Renewable Term (RTR-10)	TermAmount: $
Paid-Up Insurance Rider (for EMP, GIWL, SUPP only)	Equivalent Annual Deposit, excluding Waiver $
Paid-Up Additions Rider (for EMP, GIWL, SUPP only)	First Year Purchase Payment $

DuoGuard (List names & amounts for Designated Lives. Complete a separate application for each Designated Life.)

Name of Designated Life	Amount	Name of Designated Life	Amount

	$		$

	$		$

$

Exchange to Term Insurance		Select Security Rider

Other	$	Other	$

Universal Life and Variable Life Riders

Additional Sum Insured (Do NOT include this amount in Base Face Amount shown above) $

Secondary Guarantee Coverage Rider/Guaranteed Coverage Rider (for VUL GCR, elect coverage to age)

Accidental Death Benefit (ADB)	ADB Face Amount: $

Waiver of Monthly Deductions

Disability Benefit Rider	Monthly Specified Amount: $

Guaranteed Insurability Option	Option Amount $

Adjustable Annual Renewable Term	Term Amount: $	Select Security Rider

Other $	Other	$

Riders for Survivorship Products (EstateGuard, SVUL, etc.)

Survivorship Waiver of Premium (Death Waiver) (available on one or both of the base policy insureds) 10 Year 15 Year

(1st Insured)	(2nd Insured)

Policy Split Option

Adjustable Annual Renewable Term (on both insureds)         Term Amount: $

Single Life Term/RTR 85 (available on one or both of the base policy insureds)

(1st Insured)	$
(2nd Insured)	$

Second to Die DuoGuard (List names & amounts for Designated Lives. Complete a separate application for each Designated Life.)

Name of Designated Life	Amount	Name of Designated Life	Amount
	$		$
	$		$

First To Die DuoGuard (available on one or both of the base policy insureds)

(1st Insured)	$
(2nd Insured)	$

Split Dollar Protector (available on one or both of the base policy insureds)

		(1st Insured)	(2nd Insured)
Other	$	Other	$

Application For Life Insurance - Part 1 (continued)	(Page 4 of 7)

8.	Premiums

a.	Mode

Annual	Semiannual	Quarterly	Monthly (list bill only – this may not be available for all products)

Guard-O-Matic (complete the appropriate Request Form)

New Service	Add to my existing service	Existing Policy Number

Other

b.	Who is to pay premiums?

c.	Send premium notices to:

Residence	Business	Owner’s address	Other

List Bill
	New – Billing Name	Common billing date
Existing account #

d. Automatic Premium Loan (if available)	Yes	No (if left blank, default will be Yes)

e.	Complete for VUL/UL policies:

Initial Premium $	Planned Premium (at the mode indicated above) $

f.	Complete for Variable Whole Life (PAL) policies:

Initial Premium $	Planned Modal Unscheduled Payment $

g.	Prepayment of Premium

No money is being submitted with this application.

Money is being submitted with this application, in the amount of $   for proposed life insurance in the amount of $ in exchange for the Conditional Receipt providing proposed conditional coverage for this amount of insurance only. Please see the Conditional Receipt for the circumstances under which money can be paid with this application, and Item (3) under “Conditions” in the Receipt for rules pertaining to the amount of life insurance that can be entered above.

9.	Dividends (for participating policies only)

A-	Paid in cash

B-	Reduce premiums

C-	Left at interest (Complete W-9 form if elected)

D-	Paid-Up Additional Insurance (Option D will be the default option if no other is elected)

F-	Term Insurance face amount not in excess of cash value/Balance to purchase paid-up additional insurance

G-	Term Insurance face amount not in excess of cash value/Balance to reduce premium

K-	Deferred Additional Insurance (EMP plans only)

L-	Term Insurance face amount not in excess of twice face amount of basic policy/Balance to purchase paid-up additional insurance

P-	Term Insurance face amount not in excess of twice face amount of basic policy/Balance to reduce premium

Q-	One Year Term Insurance not to exceed Target Face Amount* of $

R-	One Year Term Insurance with Increasing Target Face Amount* Initial Target $

Level	Increases % Compound Increases %

S-	Premium Offset – (available only if a PUA rider is requested. Premiums to be offset at the end of the first policy year by use of PUA rider additions and future dividends) with Target Face Amount* not to exceed $

U-	Loan Repayment/Balance to Paid-up Additions

Other

*	Do not include the base policy face amount in the Target Face Amount.

10.	Additional Information for VUL/UL Policies

a.	Death Benefit Option (Note, not all options may be available with all policies)

Option 1	Option 2	Option 3	Other

b.	Section 7702 Test (Note, the choice of 7702 Test may not apply to all policies)

Section 7702 of the Internal Revenue Code defines Life Insurance and specifies the rules under which the growth of life insurance policy cash values are excludible from gross income. If the plan being applied for provides a choice of test under 7702 to qualify the policy as life insurance, please check one of the tests shown below. Once a test is elected, it cannot be changed. If there is a choice of Test and none is elected, the Guideline Premium Test will be used.

Guideline Premium Test	Cash Value Accumulation Test

Application For Life Insurance - Part 1 (continued)	(Page 5 of 7)

11.	Replacement

As a result of the proposed purchase of life insurance, have you or are you considering any of the following: (a) the lapse, surrender, forfeit, assignment to an insurer, or termination of any existing life insurance policy or annuity contract; and/or (b) the use of funds from your existing life insurance policy or annuity contract to pay the premium or premiums on the new life insurance policy? Yes No

(If “Yes”, please provide details in the Remarks section. Details must include at a minimum a listing of policies or contracts so affected, properly identified by name of insurer, name of insured/annuitant, and policy or contract number if known. If no policy number has been assigned, other identifying information, such as an application or receipt number should be listed. Depending on your state’s requirements, your agent may ask you to complete a replacement disclosure form.)

12.	Existing Insurance on Proposed Insured

Are there any existing life insurance policies or annuity contracts in force on the proposed insured?     Yes (please list below) No

A.	Life insurance policies

Name of Company	Year Issued	Amount	Personal or Business	Accidental Death Amt	Waiver of Premium	GIO Amt

Per. Bus

Per. Bus

Per. Bus

B. Annuity contracts
Name of Company	Year Issued	Waiver of Premium

13.	Personal History of the Proposed Insured

(These questions apply to the Proposed Insured. Please provide details in Remarks section for any “yes” answers to the following questions, except for 13c.)

		Yes	No

a.	Do you intend to change your occupation?

b.	Do you intend to reside or travel outside of the U.S.?

c.	Do you drive a motor vehicle?
Driver’s License State
Driver’s License #

d.	Within the past five years, have you been charged with and/or convicted of any motor vehicle moving violations or had your driver’s license suspended or revoked? (If yes, details must include date of violation, description of violation and penalty.)

e.	Within the last ten years, have you been convicted of a felony, or is such a charge pending against you?

f.	Within the last three years have you participated in, or do you intend to participate in, any of the following: piloting any type of aircraft; mountain climbing or rock climbing; scuba diving; hang gliding; parachuting or skydiving; or motor vehicle racing? (If yes to any, complete Aviation and/or Avocation Supplement.)

g.	Have you ever filed for personal or business bankruptcy?
(If yes, give full details and date of discharge in Remarks section.)

h.	Within the past five years, have you had disability, accident, medical or life insurance declined, postponed, modified, rated, cancelled or withdrawn a pending application, or had a renewal or reinstatement refused?

i.	Have you smoked cigarettes in the past 24 months?

(If you have quit, date last used: )

j.	Have you used tobacco in any form in the last 12 months?
If “No”, have you used tobacco in any form in the last 24 months?
If “No”, have you used tobacco in any form in the last 48 months?
(If you have quit, date last used:)

k.	Do you currently use a nicotine patch or nicotine gum?

l.	Do you plan to apply for or are you currently applying for any other life, disability or accident insurance? (In details, include amount and company applied with, and whether this other insurance will be in addition to or in lieu of insurance with Guardian/GIAC/Berkshire.)	.

Application For Life Insurance - Part 1 (continued)	(Page 6 of 7)

14.	Remarks Section

15.	Alternate/Additional Life Policy Note: This section may only be used if no cash is being paid with the application. If cash is being paid, a separate application is needed for the alternate or additional plan.

Please indicate:	Alternate Policy	Additional Policy

Plan of Insurance:		Face Amount:

Details (Riders, Benefits, Dividend Option, etc.):

16.	Amendments or Corrections (For Home Office Or Customer Service Office Use Only)

Application For Life Insurance – Part I (continued)

Representations of the Proposed Insured and Owner

(Page 7 of 7)

Those parties who sign below, agree that:

1.	This application, (Part 1, Part 2, the Authorization, the Variable Life Supplement, if applicable, and any other supplements to the application) will form the basis for, and become part of and attached to, any policy issued.

2.	That all of the statements that are part of the application are correctly recorded, and are complete and true to the best of the knowledge and belief of those persons who made them.

3.	No agent, broker or medical examiner has any right to accept risks, make or change contracts, or to waive or modify any of the Company’s rights or requirements. No information acquired by any Representative of the Company shall bind the Company unless it shall have been set out in writing in this application.

4.	Any misrepresentation or omission, if found to be material, may adversely affect acceptance of the risk, claims payment or may lead to rescission of any policy that is issued based on this application.

5.	The policy date is the date from which premiums are calculated and become due. The effective date is the date the policy is delivered and the first premium is paid. Except as provided in the Conditional Receipt (if an advance payment has been made and acknowledged and such Receipt issued) coverage does not begin until the effective date assuming the first premium is paid during the lifetime and prior to any change in the health of the Proposed Insured.

6.	Changes or corrections made by the Company and noted in the “Amendments or Corrections” section are ratified by the Owner upon acceptance of a policy containing this application with the noted changes or corrections. In those states where written consent is required by statute or State Insurance Department regulation for amendments as to plan, amount, classification, age at issue, or benefits, such changes will be made only with the Owner’s written consent.

7.	By paying premiums on a basis more frequently than annually, the total premium payable during one year’s time will be greater than if the premium were paid annually. That is, the cost of paying annualized periodic premiums will be more than the cost of paying one annual premium.

8.	Check here if backdating to save age is being requested. Note that a request to backdate to save age can only be honored if permitted by state law. If not backdating to save age, but a specific policy date is being requested, please enter date here:

Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and may also be subject to civil penalties.

Signed at:		on

	City and State		mm/dd/yyyy

	Signature of Proposed Insured		Signature of Applicant/Owner if Other than Proposed Insured

	Signature of Additional Owner		Witness (for applications taken by mail)

Check here if this application was taken by mail. If application is taken by mail, the signature of the agent does not attest to the signature of the Proposed Insured or Owner if Other than the Proposed Insured.

Check here if this application was taken in person. I certify that I have taken this application in the presence of the Proposed Insured and Owner (if Other than the Proposed Insured), and that I have truly and accurately recorded on this application the information supplied by the Proposed Insured and Owner (if Other than the Proposed Insured).

Signature of Licensed Agent	License Number(s)

Agent’s Name	State(s) where licensed

L-AP-2004

is the insurer checked above.)

APPLICATION FOR LIFE INSURANCE Part 2 – Health and Personal History of Proposed Insured

Complete this section ONLY if no Medical or Paramedical Exam is required	(Page 1 of 2)

PROPOSED INSURED INFORMATION

Please print:

1a.	First Name _________________________ MI ________ Last Name ____________________________________________

b.	Date of Birth (mm/dd/yyyy) _________________________

c.	Name and Address of your personal physician. If none, so state.

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

d.	Date and reason last consulted ____________________________________________________________________________

e.	What treatment or medication was given or recommended? _____________________________________________________

f.	Height:______________ ft. ___________________ in. Weight: __________________ lbs.

g.	Weight change past year: ☐ Gain ☐ Loss _____________ lbs.

Reason for change:_____________________________________________________________________________________

(If you answer “Yes” to questions 2-14, provide details in item #15 on the next page.)

			Yes	No

2.	Have you ever had or been treated for cancer or tumor?		☐	☐

3.	In the last ten years, have you had, been treated for or received a consultation or counseling for:		☐	☐

	i.	high blood pressure, chest pain or disorder of the heart or circulatory system?	☐	☐

	ii.	diabetes or disorder of the glands, bone, blood or skin?	☐	☐

	iii.	complications of pregnancy, infertility, or any disorder of the breasts, reproductive or genital organs, prostate, kidneys, or urinary systems?	☐	☐

	iv.	hernia, hepatitis, or disorder of the liver, gall bladder, stomach, pancreas, spleen, intestines or rectum?	☐	☐

	v.	arthritis, rheumatism, or disorder of the joints, limbs or muscles?	☐	☐

	vi.	disorder or condition of the back, neck or spine?	☐	☐

	vii.	allergy, asthma, sinusitis, emphysema, disorder of the lungs or respiratory system, or sleep apnea?	☐	☐

	viii.	epilepsy, stroke, dizziness, headache, or disorder of the brain, or spinal cord?	☐	☐

	ix.	disorder of the eyes, ears, nose or throat?	☐	☐

	x.	anxiety, depression, nervousness, stress, mental or nervous disorder, or other emotional disorder?	☐	☐

	xi.	Chronic Fatigue Syndrome, Fibromyalgia, Epstein Barr virus or Lyme Disease?	☐	☐

4.	Do you have any loss of hearing or sight, an amputation of any kind, or any physical deformity, impairment orhandicap?		☐	☐

5.	Within the past ten years, have you been diagnosed by or received treatment from a member of the medical professionfor Acquired Immune Deficiency Syndrome (AIDS), AIDS Related Complex (ARC), or any deficiency of theimmune system such as Human Immunodeficiency Virus?		☐	☐

6.	i.	Are you currently taking prescribed medication?	☐	☐

	ii.	Are you currently taking non-prescription medication?	☐	☐

8

		Yes	No

7.	i. Have you ever used stimulants, hallucinogens, narcotics or any other controlled substance?	☐	☐

	ii. Have you ever had or been advised to have counseling or treatment for alcohol or drug use? (If yes to either question, complete the Alcohol and Drug Usage Supplement.)	☐	☐

8.	Are you now pregnant?	☐	☐
If yes, expected delivery date:___________________________________

9.	Within the past five years, have you had a sickness or injury for which you have made a benefits claim or for which you will make a benefits claim?	☐	☐

10.	Within the past five years, have you had a physical exam or check-up of any kind?	☐	☐

11.	Within the past five years, have you been advised to have surgery or any diagnostic tests that were not performed, except for HIV tests?	☐	☐

12.	Within the past 12 months, have you had symptoms of any condition listed, except those conditions listed in question 5, for which you have not sought medical attention or advice?	☐	☐

13.	Other than as previously stated on this application, in the last five years have you received medical advice from physicians, medical or mental health professionals, counselors, psychotherapists, or other practitioners, or have you been a patient in a hospital, clinic, sanatorium, or other medical facility?	☐	☐

14.	Do you have a family history of: diabetes, cancer, high blood pressure, heart disease, mental illness or suicide?	☐	☐

	Age if Living	Cause of Death	Age at Death
FATHER
MOTHER
BROTHERS and SISTERS
No. Living __________________
No. Dead ___________________

15.	DETAILS OF “YES” ANSWERS. IDENTIFY QUESTION & NUMBER. CIRCLE APPLICABLE ITEMS:

Give diagnosis or symptoms, tests performed, dates, types and amounts of medication, length of disability, degree of recovery, and names and addresses of all physicians, medical or mental health professionals, counselors, psychotherapists, practitioners or hospitals. Additional paper may be attached if necessary to explain details.

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

I understand and agree that the statements and answers in this Part 2 application are written as made by me; to the best of my knowledge and belief are full, complete and true; and that they shall be a part of the contract of insurance, if issued.

Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and may also be subject to civil penalties.

Signed at		this		day of	,	.
	City and State		Day		Month	Year

Witness	Signature of Proposed Insured

Customer Service Office	THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.
3900 Burgess Place
Bethlehem, PA 18017

APPLICATION FOR LIFE INSURANCE

Variable Life Supplement

Complete this Section ONLY if applying for Variable Life Insurance

(Page 1 of 2)

1.	Initial Premium Allocation

(Not all funds are available with all products. All percentage allocations must be in whole numbers. There is a limit to the number of fund allocation options that you can designate. Please check your prospectus.)

%	RS Investment Quality Bond VIP Series	%	AllianceBernstein Global Technology Fund

%	RS Money Market VIP Series	%	AllianceBernstein Value Fund

%	RS Low Duration Bond VIP Series	%	Davis Financial Portfolio

%	RS Small Cap Core Equity VIP Series	%	Davis Real Estate Portfolio

%	RS Core Equity VIP Series	%	Davis Value Portfolio

%	RS Large Cap Value VIP Series	%	Fidelity VIP Contrafund® Portfolio

%	RS Partners VIP Series	%	Fidelity VIP Equity Income Portfolio

%	RS S&P 500 Index VIP Series	%	Fidelity VIP Growth Opportunities Portfolio

%	RS Asset Allocation VIP Series	%	Fidelity VIP Mid Cap Portfolio

%	RS High Yield Bond VIP Series	%	Gabelli Capital Asset Fund

%	RS Emerging Markets VIP Series	%	Janus Aspen Mid Cap Growth Portfolio

%	RS International Growth VIP Series	%	Janus Aspen Forty Portfolio

%	RS Equity Dividend VIP Series	%	Janus Aspen Large Cap Growth Portfolio

%	RS Global Natural Resources	%	Janus Aspen Worldwide Growth Portfolio

%	RS Mid Cap Opportunities VIP Series	%	MFS Emerging Growth Series

%	RS Technology VIP Series	%	MFS Investors Trust Series

%	RS Value VIP Series	%	MFS New Discovery Series

%	The Fixed Rate Option	%	MFS Research Series

%	AIM V.I. Capital Appreciation Fund	%	MFS Total Return Series

%	AIM V.I. Global Utilities Fund	%	Value Line Centurion Fund

%	AIM V.I. Premier Equity Fund	%	Value Line Strategic Asset Management Trust

%	AllianceBernstein Growth & Income Portfolio	%	Other

%	AllianceBernstein Large Cap Growth	100%	Total

2. Dollar Cost Averaging Transfer Option

(Not all funds are available with all products. The portion of the Policy Account Value attributable to the RS Money Market VIP Series Fund on the date this option is elected must be at least the minimum required in the prospectus for the product being applied for. Please check your prospectus.

Each month, GIAC will dollar cost average from the RS Money Market VIP Series Fund the following amounts into:

$	RS Investment Quality Bond VIP Series	$	AllianceBernstein Global Technology Fund

$	RS Low Duration Bond VIP Series	$	AllianceBernstein Value Fund

$	RS Small Cap Core Equity VIP Series	$	Davis Financial Portfolio

$	RS Core Equity VIP Series	$	Davis Real Estate Portfolio

$	RS Large Cap Value VIP Series	$	Davis Value Portfolio

$	RS Partners VIP Series	$	Fidelity VIP Contrafund® Portfolio

$	RS S&P 500 Index VIP Series	$	Fidelity VIP Equity Income Portfolio

$	RS Asset Allocation VIP Series	$	Fidelity VIP Growth Opportunities Portfolio

$	RS High Yield Bond VIP Series	$	Fidelity VIP Mid Cap Portfolio

$	RS Emerging Markets VIP Series	$	Gabelli Capital Asset Fund

$	RS International Growth VIP Series	$	Janus Aspen Mid Cap Growth Portfolio

$	RS Equity Dividend VIP Series	$	Janus Aspen Forty Portfolio

$	RS Global Natural Resources	$	Janus Aspen Large Cap Growth Portfolio

$	RS Mid Cap Opportunities VIP Series	$	Janus Aspen Worldwide Growth Portfolio

$	RS Technology VIP Series	$	MFS Emerging Growth Series

$	RS Value VIP Series	$	MFS Investors Trust Series

$	The Fixed Rate Option	$	MFS New Discovery Series

$	AIM V.I. Capital Appreciation Fund	$	MFS Research Series

$	AIM V.I. Global Utilities Fund	$	MFS Total Return Series

$	AIM V.I. Premier Equity Fund	$	Value Line Centurion Fund

$	AllianceBernstein Growth & Income Portfolio	$	Value Line Strategic Asset Management Trust

$	AllianceBernstein Large Cap Growth	$	Other

10

Application for Life Insurance – Variable Life Supplement (continued)	(Page 2 of 2)

3.	Prospectus

a.	Have you, the Owner, received the current Prospectus?	☐	Yes	☐	No

4. Product Information

a.	Do you understand that you are applying for a Life Insurance Policy that has investment options?	☐	Yes	☐	No

b.	Do you understand that the death benefit may increase or decrease based on the policy’s investment return, but will not be less than the guaranteed amount (if applicable)?	☐	Yes	☐	No

c.	Do you understand that the cash value may increase or decrease, even to the extent of being reduced to zero, based on the investment return and is not guaranteed?	☐	Yes	☐	No

d.	Do you believe that the policy applied for will meet your insurance needs and financial objectives?	☐	Yes	☐	No

e.	Do you understand all of the following:	☐	Yes	☐	No

•	All values under this policy which are based on the investment experience of the Separate Account are variable, may increase or decrease and are not guaranteed;

•

The Death Proceeds, Policy Account Value and Cash Surrender Value under this policy may increase or decrease daily, depending upon payments made, the investment experience of the Separate Account, the amount of interest credited to the Fixed-Rate Option, the amount of charges deducted and whether partial withdrawals or policy loans are taken;

•

For PAL policies, the Death Proceeds will never be less than the Guaranteed Insurance Amount provided all policy premiums are paid when due, no partial withdrawals are made and no policy loans are taken;

•	There is no minimum guaranteed Cash Surrender Value. The loan value of this policy is less than 100% of the Cash Surrender Value;

•

The policy will lapse any time: (1) outstanding loans and accrued interest exceed policy value less surrender charges, or (2) for VUL/SVUL policies, if the policy value less outstanding loans and accrued interest and surrender charges is insufficient to pay certain monthly deductions, or (3) for PAL policies, a premium is not paid or skipped before the grace period expires, or paid by APL;

•	This policy is non-participating; there are no dividends payable;

•	I understand that surrender charges may apply and are determined by factors that are unique to this individual policy as described in the prospectus.

5.	Telephone Transfer/Premium Allocation Change Authorization

I have read the telephone transfer authorization rules in the prospectus and elect telephone transfers and premium allocation changes.     ☐ Yes     ☐ No

If “Yes” please complete and submit a copy of the “Telephone Transfer/Allocation Change Authorization” form.

I have read and understand the above statements and attest that my answers have been correctly recorded.

Signature of Owner	Date

Signature of Licensed Agent/Representative	Date

Life Application